Exhibit 10.2

AMENDED AND RESTATED SECURED REVOLVING LINE OF CREDIT NOTE

Up to $1,500,000.00	April 14, 2026

FOR VALUE RECEIVED, SUNation Energy, Inc., a Delaware corporation having an office located at 171 Remington Boulevard, Ronkonkoma, New York 11779 (the “Borrower”), promises to pay to the order of MBB Energy, LLC, a New York limited liability company having an office located at 40 Grassmere Avenue, Oakdale New York 11769 (“Lender”) or at such other place as the holder hereof may from time to time designate in writing, in federal funds immediately available in New York, the principal sum of up to One Million Five Hundred Thousand ($1,500,000.00) Dollars, in accordance with the Credit Agreement (defined herein).

This Secured Revolving Line of Credit Note (the “Note”) is the Note referred to in that certain Secured Revolving Line of Credit Agreement of even date herewith between Borrower and Lender (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”). This Note is secured by that certain Security Agreement of even date herewith between the Borrower and Lender (the “Security Agreement”). This Note is subject to the terms and conditions of that certain Subordination Agreement of even date herewith (the “Subordination Agreement”) among Lender, the Priority Lender, and the Borrower. The term “Priority Lender” means Scott Maskin and James Brennan. Certain capitalized terms used in this Note which are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain Secured Revolving Line of Credit Note due April 15, 2026, dated April 14, 2025, issued by Borrower in favor of Lender in the original principal amount of $1,000,000.00 (the “Existing Note”). All amounts owing by Borrower in respect of the Existing Note shall continue to be owing by Borrower hereunder and shall be evidenced by this Note.

1. Loans. Lender may make one or more loans (individually a “Loan” and, collectively, the “Loans”) to Borrower from time to time during the Term upon Borrower’s written request made in accordance with the Credit Agreement; provided that no Loan shall be made if, after giving effect to such Loan, the aggregate principal sum of all outstanding Loans would exceed the Maximum Credit Line. During the Term, Borrower may from time to time borrow, repay and reborrow all or part of the outstanding balance of the Loans on or after the date hereof and prior to the Maturity Date, subject to the terms, provisions and limitations set forth in this Note and the Credit Agreement.

2. Interest Rate. Borrower shall pay to Lender interest on the unpaid principal amount of the Loans until paid in full. Each Loan shall bear interest on the unpaid principal amount thereof at a fixed interest rate equal at all times to eight percent (8%) per annum. Interest shall accrue on a daily basis and shall be payable in arrears. Interest on each Loan shall be calculated on the basis year of 360 days and shall be payable for the actual for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

3. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans hereunder shall bear interest payable on demand at a rate of interest of five (5.0%) percent per annum in excess of the interest rate otherwise then in effect or, if less, the maximum lawful rate of interest.

EXECUTION VERSION

4. Payment of Interest. Borrower shall pay interest to Lender in arrears on the first (1st) day of every full calendar month during the Term.

5. Maturity. On the Maturity Date, Borrower shall, without any notice or demand whatsoever being required, immediately repay in full the principal amount of the Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder and under the other Loan Documents.

6. Application of Payments. All payments received by Lender hereunder shall be applied first, to interest; second, to the unpaid principal amount of all Loans then outstanding; and third, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender hereunder, under the Credit Agreement or under any other Loan Document.

7. Event of Default. Upon the occurrence of an Event of Default, Lender shall have the unconditional right, but not the obligation, to accelerate and declare all unpaid principal due under this Note and all interest and charges due hereunder to be immediately due and payable in full, whereupon all such amounts shall automatically and immediately become due and payable in full, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

8. Usury Savings Clause. Notwithstanding anything in to the contrary stated in this Note or the Credit Agreement, the obligation of Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to Lender limiting the rates of interest that may be charged or collected by Lender. If the provisions of this Note or the Credit Agreement would at any time otherwise require payment by the Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that Lender shall not receive interest in excess of such maximum amount.

9. Time of the Essence. Time is of the essence as to all dates set forth herein; provided, however that whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest.

10. Borrower’s Absolute Obligation. No provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest due with respect to this Note at the place, at the respective times, and in the currency herein prescribed.

11. Prepayment.

11.1. Permissive Prepayment. Borrower may prepay all or any part of the Loans at any time without premium or penalty.

11.2. Mandatory Prepayment. Borrower shall prepay the Loans prior to Maturity in accordance with and to the extent required by the Credit Agreement.

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12. Waivers. Borrower and all endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

13. Governing Laws. This Note and the performance hereunder will be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws or statutes. The parties agree that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Note or the subject matter hereof will be a federal or state court located in Suffolk County in the State of New York. Each party knowingly and voluntarily submits to personal jurisdiction over it in New York and to the exercise of jurisdiction over it by such court. Borrower knowingly and voluntarily waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such federal or state courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Note may not be litigated in or by such federal or state courts. BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING, AT LAW OR IN EQUITY, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

14. Successors and Assigns. This Note shall be binding upon Borrower and its successors and assigns. This Note shall inure to the benefit of Lender, all future holders of this Note, and the successors and assigns of each of the foregoing.

15. Severability. In case any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

16. Legal Representation. Borrower and Lender have each had the benefit of advice from legal counsel of its own choosing.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

SUNATION ENERGY, INC.

By:
Roger Lacey
Chairman

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